Exhibit 23.5
CONSENT OF PROPOSED DIRECTOR NOMINEE
     The undersigned hereby consents to being named in the registration statement on Form S-1 (Registration No. 333-149178) and in all subsequent amendments and post-effective amendments or supplements thereto (the “Registration Statement”) of Julius Baer Americas Inc., a Delaware corporation (the “Company”), as an individual proposed to become a director of the Company and to the inclusion of his or her biographical and other information in the Registration Statement.

Dated: May 22, 2008	/s/ Francis Ledwidge